EXHIBIT 5.4

CONNELL FOLEY LLP
JOHN A. PINDAR (1969)
GEORGE W. CONNELL (2005)
ADRIAN M. FOLEY, JR.
GEORGE J. KENNY*
KENNETH F. KUNZMAN
SAMUEL D. LORD (2012)
RICHARD D. CATENACCI
RICHARD J. BADOLATO*
PETER D. MANAHAN
JOHN B. MURRAY
MARK L. FLEDER
KEVIN J. COAKLEY
THOMAS S. COSMA
KATHLEEN S. MURPHY
PATRICK J. MCAULEY
PETER J. PIZZI*+
KEVIN R. GARDNER
ROBERT E. RYAN
MICHAEL X. MCBRIDE*
JEFFREY W. MORYAN*
EDWARD S. WARDELL
PETER J. SMITH*
WILLIAM P. KRAUSS
BRIAN G. STELLER
PHILIP F. MCGOVERN, JR.
KAREN PAINTER RANDALL
LIZA M. WALSH
JOHN P. LACEY*
MICHAEL J. CROWLEY-
TIMOTHY E. CORRISTON*
PATRICK J. HUGHES*+
JAMES C. MCCANN*
JOHN D. CROMIE

ANGELA A. IUSO*
WILLIAM T. MCGLOIN*
BRENDAN JUDGE
STEPHEN A. URBAN
CHARLES J. HARRINGTON III+
STEPHEN V. FALANGA*
TRICIA O’REILLY*
ANTHONY F. VITIELLO*+
MARC D. HAEFNER
JONATHAN P. MCHENRY
BRAD D. SHALIT*
M. TREVOR LYONS*
CRAIG S. DEMARESKI*
W. NEVINS MCCANN*
THOMAS J. O’LEARY*
MITCHELL W. TARASCHI
MICHAEL A. SHADIACK
OWEN C. MCCARTHY*
PATRICIA A. LEE*+
AGNIESZKA ANTONIAN*
CHRISTOPHER J. TUCCI+
NEIL V. MODY*
STEVE BARNETT*
THOMAS M. SCUDERI*
JOSEPH M. MURPHY*
NANCY A. SKIDMORE*
CHRISTINE S. ORLANDO
JENNIFER C. CRITCHLEY*
PATRICK S. BRANNIGAN*
CHRISTINE I. GANNON*
ANDREW C. SAYLES*
WILLIAM D. DEVEAU*

ATTORNEYS AT LAW
COUNSEL
JOHN W. BISSELL
EUGENE J. CODEY, JR.
FRANCIS J. ORLANDO
FRANCIS E. SCHILLER*
EUGENE P. SQUEO*
BRIAN P. MORRISSEY-
NOEL D. HUMPHREYS*
ANTHONY ROMANO II*

———
DOUGLAS J. SHORT*
JAMES M. MERENDINO
MICHELE T. TANTALLA*
HECTOR D. RUIZ*
ROBERT A. VERDIBELLO*
PHILIP W. ALLOGRAMENTO III*
STEPHEN D. KESSLER
CHRISTOPHER ABATEMARCO*
ANTHONY J. CORINO*
INGRID E. DA COSTA
MEGHAN BARRETT BURKE*
RUKHSANAH L. SINGH*
BRITTANY E. MIANO*
STACIE L. POWERS*
NICOLE B. DORY*
MICHAEL BOJBASA-
CHRISTOPHER M. HEMRICK*
SUSAN KWIATKOWSKI*
MELISSA D. LOPEZ
ANDREW L. BARON*
JASON D. FALK*
MICHAEL J. SHORTT+
VICTORIA N. MANOUSHAGIAN*
PATRICK J. MURPHY, III*

KARIN I. SPALDING*
JODI ANNE HUDSON*
RICHARD A. JAGEN
JASON E. MARX*
ALEXIS E. LAZZARA
GAIL GOLDFARB
THOMAS VECCHIO+
DANIEL B. KESSLER*

MEGHAN K. MUSSO*
BRENDAN W. CARROLL*
ELEONORE OFOSU-ANTWI*
EDMUND J. CAULFIELD*
SYDNEY J. DARLING*
JESSICA L. PALMER*
NEIL V. SHAH*
STEPHEN R. TURANO*
STEVEN A. KROLL*
ROBERT M. DIPISA*
MATTHEW A. BAKER+
MICHAEL J. CREEGAN*
THOMAS M. BLEWITT, JR.+
BRIAN S. WOLFSON
MARY F. HURLEY
DANIELLE M. NOVAK+
KATELYN O’REILLY
JAMES E. FIGLIOZZI-
MATTHEW D. FIELDING*
MELISSA L. HIRSCH+
MARIEL L. BELANGER*
NICHOLAS W. URCIUOLI
KERRY C. DONOVAN
GENEVIEVE L. HORVATH

85 Livingston Avenue Roseland, NJ 07068-3702 (973) 535-0500 FAX: (973) 535-9217
Other Offices
	HARBORSIDE FINANCIAL CENTER 2510 PLAZA FIVE JERSEY CITY, NJ 07311 (201) 521-1000 FAX: (201) 521-0100 1500 MARKET STREET 12TH FLOOR, EAST TOWER PHILADELPHIA, PA 19102 (215) 246-3403 FAX: (215) 665-5727	888 SEVENTH AVENUE 9TH FLOOR NEW YORK, NY 10106 (212) 307-3700 FAX: (212) 262-0050 LIBERTY VIEW 457 HADDONFIELD ROAD, SUITE 230 CHERRY HILL, NJ 08002 (856) 317-7100 FAX: (856) 317-7117
The Atrium, Suite E 309 Morris Avenue Spring Lake, NJ 07762 (732) 449-1440 Fax: (732)449-0934
*ALSO ADMITTED IN NEW YORK +ALSO ADMITTED IN PENNSYLVANIA -ONLY ADMITTED IN NEW YORK PLEASE REPLY TO ROSELAND, NJ
March 8, 2013

U.S. Concrete, Inc.
331 North Main Street
Euless, TX 76039

Re:	U.S. Concrete, Inc. Registration Statement on Form S-4
Ladies and Gentlemen:
We have acted as special New Jersey counsel for Eastern Concrete Materials, Inc. (“Eastern”), a New Jersey corporation, Hamburg Quarry Limited Liability Company (“Hamburg”), a New Jersey limited liability company, and Master Mix Concrete, LLC (“Master Mix Concrete”), a New Jersey limited liability company (collectively referred to as the “New Jersey Guarantors”), which are subsidiaries of U.S. Concrete, Inc., a Delaware corporation (the “Company”), in connection with the preparation and filing by the Company with the Securities and Exchange Commission of a Registration Statement on Form S-4, as amended (File No. 333‑186493), including Form S-4/A (the “Registration Statement”), under the Securities Act of 1933, as amended (the “Act”). The Registration Statement relates to (i) up to $69,300,000 aggregate principal amount of 9.5% Senior Secured Notes Due 2015 (the “New Securities”) of the Company to be issued pursuant to an Indenture (the “New Indenture”) to be entered into by the Company, the subsidiaries of the Company set forth in Schedule A (each a “Guarantor” and collectively, the “Guarantors”) and U.S. Bank National Association, as trustee (the “Trustee”), pursuant to the exchange offer (the “Exchange Offer”) described in the Registration Statement and (ii) the guarantees by the Guarantors of the New Securities pursuant to the New Indenture (the “New Guarantees”). The Company has previously issued $55,000,000 aggregate principal amount of 9.5% Convertible

Secured Notes due 2015 under the Indenture, dated August 31, 2010, by and among the Company, the Guarantors, and the Trustee, as trustee, as amended by the First Supplemental Indenture, dated as of October 30, 2012, by and among Bode Gravel Co. and Bode Concrete LLC, as new guarantors, and the Trustee, as trustee (as so amended, the “Old Convertible Securities” and the “Old Convertible Indenture”).  If any of the Old Convertible Securities are not exchanged for New Securities in the Exchange Offer, the remaining Old Convertible Securities and the Old Convertible Indenture will be amended by the Second Supplemental Indenture (the “Supplemental Indenture”) to be entered into by and among the Company, the Guarantors and the Trustee, as trustee (as so amended, the “Amended Convertible Securities” and the “Amended Convertible Indenture”). The Registration Statement also relates to (i) the Amended Convertible Securities, if any, and (ii) the guarantees by the Guarantors of the Amended Convertible Securities pursuant to the Amended Convertible Indenture (the “Amended Convertible Guarantees”). We refer to the Amended Convertible Indenture and the New Indenture collectively as the “Indentures,” the Amended Convertible Securities and the New Securities collectively as the “Securities,” and the Indentures, the Securities and the Supplemental Indenture collectively as the “Opinion Documents.”  This opinion is being furnished at the Company’s request in connection with the opinion of Akin Gump Strauss Hauer & Feld LLP, counsel to the Company, whose opinion is being furnished to the Company in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Act. We have not acted as general counsel of the New Jersey Guarantors; accordingly, you understand that, as more particularly hereinafter described, no inference as to our knowledge of any fact relevant to the opinions set forth herein should be drawn from our representation of the New Jersey Guarantors in this particular matter.
We have examined originals or certified copies of such corporate records of the Company and the New Jersey Guarantors and other certificates and documents of officials of the Company and the New Jersey Guarantors, public officials and others as we have deemed appropriate for purposes of this letter. We have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to authentic original documents of all copies submitted to us as conformed, certified or reproduced copies, and that the Securities have been or will be duly authenticated in accordance with the terms of the applicable Indenture.
We have also assumed the due authorization of the Opinion Documents by the parties thereto other than the New Jersey Guarantors, and that each Opinion Document will constitute a valid and binding obligation of the Trustee, enforceable against the Trustee in accordance with its terms. As to various questions of fact relevant to this letter, we have relied, without independent investigation, upon certificates of public officials and certificates of officers of the Company and the New Jersey Guarantors, all of which we assume to be true, correct and complete. We express no opinion on whether the New Guarantees or the Amended Convertible Guarantees will be valid and binding obligations of the New Jersey Guarantors.
In rendering our opinion, with your consent, we have assumed, without any independent investigation, that:

(i)	Where we opine as to a future event, the facts and the laws in effect at such time are identical to the laws currently in effect;

U.S. Concrete, Inc.
March 8, 2013

(ii)	The New Jersey Guarantors have received, or will receive, consideration provided for in, or contemplated by, the Opinion Documents; and

(iii)
There are and will be no other understandings, agreements or documents between and among the parties to the Opinion Documents that would expand or otherwise modify the obligations of the respective parties with respect to the transaction or the Opinion Documents or that would otherwise have an effect on our opinion rendered herein.

(iv)
The Indenture is substantially in the form on file as Exhibit 4.16 to the Registration Statement and each of the other Opinion Documents, including without limitation the Supplemental Indenture, is substantially in the form described in Amendment No. 1 to the Registration Statement, filed the date hereof.

The opinions and other matters in this letter are qualified in their entirety and subject to the following:

A.	We express no opinion as to the laws of any jurisdiction other than the laws of the State of New Jersey.

B.
The matters expressed in this letter are subject to and qualified and limited by (i) applicable bankruptcy, insolvency, fraudulent transfer and conveyance, reorganization, moratorium and similar laws affecting creditors’ rights and remedies generally; (ii) general principles of equity, including without limitation, concepts of materiality, reasonableness, good faith and fair dealing and the possible unavailability of specific performance or injunctive relief (regardless of whether considered in a proceeding in equity or at law); and (iii) securities laws and public policy underlying such laws with respect to rights to indemnification and contribution.

C.
This opinion letter is limited to the matters expressly stated herein and no opinion is to be inferred or implied beyond the opinion expressly set forth herein. We undertake no, and hereby disclaim any, obligation to make any inquiry after the date hereof or to advise you of any changes in any matter set forth herein, whether based on a change in the law, a change in any fact relating to the New Jersey Guarantors or any other person or any other circumstance.

On the basis of such examination, our reliance upon the assumptions in this opinion and our consideration of those questions of law we considered relevant, and subject to the limitations and qualifications in this opinion, we are of the opinion that:

U.S. Concrete, Inc.
March 8, 2013

A.
Eastern has been duly incorporated and, based solely on the Certificate of Good Standing dated March 5, 2013, is validly existing in good standing under the laws of the State of New Jersey, with corporate power to execute, deliver and perform its obligations.

B.
Hamburg and Master Mix Concrete are duly formed limited liability companies and, based solely on the Certificates of Good Standing dated March 5, 2013, are validly existing in good standing under the laws of the State of New Jersey, with the power to execute, deliver and perform its obligations.

C.
The New Jersey Guarantors’ execution, delivery and performance of their obligations under the New Indenture, the Old Convertible Indenture and their related guarantees, the New Guarantees and the Supplemental Indenture and the performance of their obligations under the Amended Convertible Indenture and their Amended Convertible Guarantees have been duly authorized by all necessary corporate or limited liability company, as applicable, action on the New Jersey Guarantors’ part.

D.
No order, consent, permit or approval of or filing with any New Jersey governmental authority is required on the New Jersey Guarantors’ part, for the New Jersey Guarantors’ execution or delivery or performance of their obligations under the New Indenture, the Old Convertible Indenture and their related guarantees, the New Guarantees and the Supplemental Indenture, and the performance of their obligations under the Amended Convertible Indenture and their Amended Convertible Guarantees, except (a) such as have been obtained, or (b) as may be required under the securities laws of the State of New Jersey.

E.
The New Jersey Guarantors’ execution and delivery of, and performance of its obligations under the New Indenture, the Old Convertible Indenture and their related guarantees, the New Guarantees and the Supplemental Indenture, and the performance of their obligations under the Amended Convertible Indenture and their Amended Convertible Guarantees do not and (assuming New Jersey law remains the same) will not (a) violate the provisions of Eastern’s charter or bylaws; (b) violate the provisions of Hamburg’s or Master Mix Concrete’s respective certificates of formation or operating agreements; or (c) violate any New Jersey statute, rule or regulation.

We are members of the Bar of the State of New Jersey and, as such, do not hold ourselves out as experts on, and no opinion is given with respect to, any laws other than the laws of the State of New Jersey.

U.S. Concrete, Inc.
March 8, 2013

This opinion is given as of the date hereof, is given solely for your benefit and the benefit of your counsel, and of Akin Gump Strauss Hauer & Feld LLP, counsel to the Company, in connection with the transactions referred to in the Opinion Documents and may not be circulated to, or relied upon by, any other person or entity. Notwithstanding the foregoing, (i) this opinion may be relied upon by participants in the Exchange Offer and (ii) we hereby consent to the filing of this opinion letter with the Securities and Exchange Commission as an exhibit to the Registration Statement and to the use of our name in the Prospectus forming a part of the Registration Statement under the caption “Legal Matters.”

Very truly yours,
/s/ Connell Foley LLP